EXHIBIT 99.1

Contact:	Franklin Resources, Inc.
Investor Relations: Brian Sevilla (650) 312-4091
Corporate Communications: Matt Walsh (650) 312-2245
franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces Second Quarter Results

San Mateo, CA, May 2, 2012 - Franklin Resources, Inc. (the “Company”) [NYSE: BEN] today announced net income1 of $503.2 million or $2.32 per diluted share for the quarter ended March 31, 2012, as compared to $480.8 million or $2.20 per diluted share for the previous quarter and $503.1 million or $2.25 per diluted share for the quarter ended March 31, 2011.

	Quarter Ended		% Change	Quarter Ended	% Change
	31-Mar-12	31-Dec-11	Qtr. vs. Qtr.	31-Mar-11	Year vs. Year
Financial Results
($ in millions, except per share amounts)
Operating revenues	$1,799.3	$1,701.9	6%	$1,749.6	3%
Operating income	617.1	632.4	(2)%	629.5	(2)%
Operating margin	34.3%	37.2%		36.0%

Net income[1]	$503.2	$480.8	5%	$503.1	0%
Diluted earnings per share	$2.32	$2.20	5%	$2.25	3%

Assets Under Management
(in billions)
Ending	$725.7	$670.3	8%	$703.5	3%
Average[2]	706.9	675.0	5%	687.2	3%
Net new flows	5.6	(15.6)	NM	8.4	(33)%

Non-operating income for the quarter ended March 31, 2012 included $82.4 million of investment and other income, net, as compared to $71.2 million for the prior quarter and $57.5 million for the quarter ended March 31, 2011.

Total assets under management (“AUM”) were $725.7 billion at March 31, 2012, up $55.4 billion or 8% during the quarter. The increase was driven by $50.9 billion in market appreciation and net new flows of $5.6 billion. AUM increased $22.2 billion or 3% year over year, primarily due to net new flows of $14.8 billion and $10.9 billion from acquisitions.

Cash and cash equivalents and investments were $9.3 billion at March 31, 2012, as compared to $9.4 billion at September 30, 2011. Total stockholders' equity was $9.4 billion at March 31, 2012, as compared to $9.1 billion at September 30, 2011. The Company had 215.1 million shares of common stock outstanding at March 31, 2012, as compared to 217.7 million shares outstanding at September 30, 2011. During the quarter ended March 31, 2012, the Company repurchased approximately 1.0 million shares of its common stock for a total cost of $125.9 million.

Conference Call Information

Pre-recorded audio commentary on the results from Franklin Resources, Inc.'s President and Chief Executive Officer Greg Johnson and Executive Vice President and Chief Financial Officer Ken Lewis will be available today at approximately 8:30 a.m. Eastern Time. They will also lead a live teleconference today at 4:30 p.m. Eastern Time to answer questions of a material nature. Analysts and investors are encouraged to review the Company's recent filings with the U.S. Securities and Exchange Commission and to contact Investor Relations before the live teleconference for any clarifications or questions related to the earnings release or pre-recorded audio commentary.

Access to the pre-recorded audio commentary and accompanying slides are available at franklinresources.com. The pre-recorded audio commentary can also be accessed by dialing (888) 843-7419 in the U.S. and Canada or (630) 652-3042 internationally using access code 32241981, any time through June 1, 2012.

Access to the live teleconference will be available at franklinresources.com or by dialing (888) 895-5271 in the U.S. and Canada or (847) 619-6547 internationally. A replay of the call can also be accessed by calling (888) 843-7419 in the U.S. and Canada or (630) 652-3042 internationally using access code 32241979, after 7:00 p.m. Eastern Time on May 2, 2012 through June 1, 2012.

Questions regarding the pre-recorded audio commentary or live teleconference should be directed to Franklin Resources, Inc., Investor Relations at (650) 312-4091 or Corporate Communications at (650) 312-2245.

Lipper Performance Rankings of Franklin Templeton's U.S.-Registered Long-Term Mutual Funds3,4:

	Period Ended March 31, 2012
	Percent of Assets in Top Two Quartiles[5]
	1-Year	3-Year	5-Year	10-Year
Franklin Templeton[6]	46%	70%	83%	94%
Franklin Templeton Equity[7]	34%	71%	77%	89%
Franklin Templeton Fixed-Income[8]	59%	69%	89%	99%
Franklin Equity[9]	28%	86%	85%	89%
Templeton Equity[10]	30%	74%	67%	88%
Mutual Series Equity[11]	69%	0%	61%	92%
Franklin Templeton Taxable Fixed-Income[12]	26%	68%	81%	97%
Franklin Templeton Tax-Free Fixed-Income[13]	86%	71%	95%	100%

Performance quoted above represents past performance, which cannot predict or guarantee future results.

Investors should carefully consider a fund's investment goals, risks, charges and expenses before investing. To obtain a summary prospectus and/or prospectus, which contains this and other information, for any U.S.-registered Franklin Templeton fund, investors should talk to their financial advisors or call Franklin/Templeton Distributors, Inc. at 1-800/DIAL BEN® (1-800/342-5236). Please read a prospectus carefully before investing.

Franklin Resources, Inc. Condensed Consolidated Statements of Income Unaudited
(in thousands, except per share data and AUM)	Three Months Ended March 31,		% Change	Six Months Ended March 31,		% Change
	2012	2011		2012	2011
Operating Revenues[14]
Investment management fees	$1,126,320	$1,102,732	2%	$2,201,457	$2,169,239	1%
Sales and distribution fees	585,945	561,127	4%	1,110,249	1,113,330	0%
Shareholder servicing fees	76,739	75,750	1%	152,144	147,805	3%
Other, net	10,345	9,954	4%	37,375	19,502	92%
Total operating revenues	1,799,349	1,749,563	3%	3,501,225	3,449,876	1%
Operating Expenses
Sales, distribution and marketing	715,443	676,935	6%	1,346,061	1,324,088	2%
Compensation and benefits	323,031	315,810	2%	623,443	608,204	3%
Information systems and technology	43,292	41,477	4%	84,726	81,844	4%
Occupancy	31,894	32,703	(2)%	63,736	63,571	0%
General, administrative and other	68,532	53,156	29%	133,722	83,453	60%
Total operating expenses	1,182,192	1,120,081	6%	2,251,688	2,161,160	4%
Operating Income	617,157	629,482	(2)%	1,249,537	1,288,716	(3)%
Other Income (Expenses)
Investment and other income, net	82,411	57,451	43%	153,587	103,779	48%
Interest expense	(9,633)	(8,364)	15%	(18,198)	(16,259)	12%
Other income, net	72,778	49,087	48%	135,389	87,520	55%
Income before taxes	689,935	678,569	2%	1,384,926	1,376,236	1%
Taxes on income	202,151	183,004	10%	403,416	390,554	3%
Net income	487,784	495,565	(2)%	981,510	985,682	0%
Less: net income (loss) attributable to
Nonredeemable noncontrolling interests	(15,965)	(7,577)	111%	(5,818)	(19,454)	(70)%
Redeemable noncontrolling interests	530	42	NM	3,324	879	278%
Net Income Attributable to Franklin Resources, Inc.	$503,219	$503,100	0%	$984,004	$1,004,257	(2)%

Earnings per Share
Basic	$2.33	$2.26	3%	$4.54	$4.49	1%
Diluted	2.32	2.25	3%	4.53	4.47	1%
Dividends per Share	$0.27	$0.25	8%	$2.54	$0.50	408%

Average Shares Outstanding (in thousands)
Basic	214,520	221,696	(3)%	215,336	222,440	(3)%
Diluted	215,111	222,696	(3)%	215,912	223,496	(3)%

Operating Margin	34.3%	36.0%		35.7%	37.4%

AUM (in billions)
Ending	$725.7	$703.5	3%	$725.7	$703.5	3%
Average	706.9	687.2	3%	693.9	671.5	3%
Net new flows	5.6	8.4	(33)%	(10.0)	11.6	NM

Franklin Resources, Inc. Condensed Consolidated Statements of Income Unaudited
(in thousands, except per share data, employees and billable shareholder accounts)	Three Months Ended		% Change	Three Months Ended
	31-Mar-12	31-Dec-11		30-Sep-11	30-Jun-11	31-Mar-11
Operating Revenues[14]
Investment management fees	$1,126,320	$1,075,137	5%	$1,193,232	$1,168,920	$1,102,732
Sales and distribution fees	585,945	524,304	12%	555,974	594,187	561,127
Shareholder servicing fees	76,739	75,405	2%	75,469	77,520	75,750
Other, net	10,345	27,030	(62)%	12,455	12,406	9,954
Total operating revenues	1,799,349	1,701,876	6%	1,837,130	1,853,033	1,749,563
Operating Expenses
Sales, distribution and marketing	715,443	630,618	13%	669,415	719,311	676,935
Compensation and benefits	323,031	300,412	8%	309,418	313,592	315,810
Information systems and technology	43,292	41,434	4%	50,028	41,266	41,477
Occupancy	31,894	31,842	0%	35,335	32,112	32,703
General, administrative and other	68,532	65,190	5%	84,520	64,055	53,156
Total operating expenses	1,182,192	1,069,496	11%	1,148,716	1,170,336	1,120,081
Operating Income	617,157	632,380	(2)%	688,414	682,697	629,482
Other Income (Expenses)
Investment and other income (losses), net	82,411	71,176	16%	(116,473)	14,503	57,451
Interest expense	(9,633)	(8,565)	12%	(11,121)	(10,056)	(8,364)
Other income (expenses), net	72,778	62,611	16%	(127,594)	4,447	49,087
Income before taxes	689,935	694,991	(1)%	560,820	687,144	678,569
Taxes on income	202,151	201,265	0%	203,926	208,944	183,004
Net income	487,784	493,726	(1)%	356,894	478,200	495,565
Less: net income (loss) attributable to
Nonredeemable noncontrolling interests	(15,965)	10,147	NM	(57,558)	(24,575)	(7,577)
Redeemable noncontrolling interests	530	2,794	(81)%	(1,524)	(572)	42
Net Income Attributable to Franklin Resources, Inc.	$503,219	$480,785	5%	$415,976	$503,347	$503,100

Earnings per Share
Basic	$2.33	$2.21	5%	$1.89	$2.27	$2.26
Diluted	2.32	2.20	5%	1.88	2.26	2.25
Dividends per Share	$0.27	$2.27	(88)%	$0.25	$0.25	$0.25

Average Shares Outstanding (in thousands)
Basic	214,520	216,143	(1)%	218,989	220,313	221,696
Diluted	215,111	216,727	(1)%	219,840	221,284	222,696

Operating Margin	34.3%	37.2%		37.5%	36.8%	36.0%

Employees	8,451	8,484	0%	8,453	8,458	8,125
Billable Shareholder Accounts (in millions)	26.1	25.6	2%	24.8	26.3	23.7

AUM AND FLOWS

(in billions)	Three Months Ended March 31,		% Change	Six Months Ended March 31,		% Change
	2012	2011		2012	2011
Beginning AUM	$670.3	$670.7	0%	$659.9	$644.9	2%
Long-term sales	48.5	55.6	(13)%	86.7	110.5	(22)%
Long-term redemptions	(42.7)	(46.4)	(8)%	(95.7)	(99.2)	(4)%
Net cash management	(0.2)	(0.8)	(75)%	(1.0)	0.3	NM
Net new flows	5.6	8.4	(33)%	(10.0)	11.6	NM
Reinvested distributions	3.2	2.7	19%	10.5	8.5	24%
Net flows	8.8	11.1	(21)%	0.5	20.1	(98)%
Distributions	(4.3)	(3.3)	30%	(12.8)	(10.6)	21%
Acquisitions	—	1.6	(100)%	—	1.6	(100)%
Appreciation and other	50.9	23.4	118%	78.1	47.5	64%
Ending AUM	$725.7	$703.5	3%	$725.7	$703.5	3%

AUM BY INVESTMENT OBJECTIVE

(in billions)	31-Mar-12	31-Dec-11	% Change	30-Sep-11	30-Jun-11	31-Mar-11
Equity
Global/international	$216.2	$194.5	11%	$185.8	$226.2	$225.4
United States	83.7	75.7	11%	68.4	83.6	83.5
Total equity	299.9	270.2	11%	254.2	309.8	308.9
Hybrid	103.5	96.4	7%	101.3	115.1	113.4
Fixed-Income
Tax-free	77.3	74.1	4%	72.0	69.6	67.5
Taxable
Global/international	187.8	174.7	7%	178.8	185.4	160.6
United States	51.5	48.9	5%	46.9	48.1	47.1
Total fixed-income	316.6	297.7	6%	297.7	303.1	275.2
Cash Management	5.7	6.0	(5)%	6.7	6.2	6.0
Total AUM	$725.7	$670.3	8%	$659.9	$734.2	$703.5
Average AUM for the Three-Month Period	$706.9	$675.0	5%	$714.4	$726.7	$687.2

AUM AND FLOWS - UNITED STATES AND INTERNATIONAL15

	As of and for the Three Months Ended
(in billions)	31-Mar-12	% of Total	31-Dec-11	% of Total	31-Mar-11	% of Total
Long-Term Sales
United States	$25.2	52%	$21.2	55%	$26.9	48%
International	23.3	48%	17.0	45%	28.7	52%
Total long-term sales	$48.5	100%	$38.2	100%	$55.6	100%
Long-Term Redemptions
United States	$(20.7)	48%	$(33.1)	62%	$(21.3)	46%
International	(22.0)	52%	(19.9)	38%	(25.1)	54%
Total long-term redemptions	$(42.7)	100%	$(53.0)	100%	$(46.4)	100%
AUM
United States	$472.3	65%	$439.0	65%	$467.4	66%
International	253.4	35%	231.3	35%	236.1	34%
Total AUM	$725.7	100%	$670.3	100%	$703.5	100%

AUM AND FLOWS BY INVESTMENT OBJECTIVE

(in billions)	Equity			Fixed-Income
for the three months ended March 31, 2012	Global/ International	United States	Hybrid	Tax-Free	Taxable Global/ International	Taxable United States	Cash Management	Total
AUM at January 1, 2012	$194.5	$75.7	$96.4	$74.1	$174.7	$48.9	$6.0	$670.3
Long-term sales	11.6	4.9	5.5	3.8	18.2	4.5	—	48.5
Long-term redemptions	(11.2)	(4.9)	(3.5)	(2.3)	(17.6)	(3.2)	—	(42.7)
Net exchanges	(0.2)	0.2	0.2	—	(0.1)	0.1	(0.2)	—
Net cash management	—	—	—	—	—	—	(0.2)	(0.2)
Net new flows	0.2	0.2	2.2	1.5	0.5	1.4	(0.4)	5.6
Reinvested distributions	0.1	—	1.0	0.6	1.1	0.4	—	3.2
Net flows	0.3	0.2	3.2	2.1	1.6	1.8	(0.4)	8.8
Distributions	—	—	(1.1)	(0.8)	(1.9)	(0.5)	—	(4.3)
Appreciation and other	21.4	7.8	5.0	1.9	13.4	1.3	0.1	50.9
AUM at March 31, 2012	$216.2	$83.7	$103.5	$77.3	$187.8	$51.5	$5.7	$725.7

(in billions)	Equity			Fixed-Income
for the three months ended December 31, 2011	Global/ International	United States	Hybrid	Tax-Free	Taxable Global/ International	Taxable United States	Cash Management	Total
AUM at October 1, 2011	$185.8	$68.4	$101.3	$72.0	$178.8	$46.9	$6.7	$659.9
Long-term sales	9.8	3.7	4.1	2.8	14.2	3.6	—	38.2
Long-term redemptions	(10.4)	(4.3)	(15.1)	(2.2)	(17.7)	(3.3)	—	(53.0)
Net exchanges	(0.7)	0.1	0.1	0.2	(0.5)	0.7	0.1	—
Net cash management	—	—	—	—	—	—	(0.8)	(0.8)
Net new flows	(1.3)	(0.5)	(10.9)	0.8	(4.0)	1.0	(0.7)	(15.6)
Reinvested distributions	1.5	1.3	1.2	0.6	2.3	0.4	—	7.3
Net flows	0.2	0.8	(9.7)	1.4	(1.7)	1.4	(0.7)	(8.3)
Distributions	(1.8)	(1.4)	(1.4)	(0.8)	(2.6)	(0.5)	—	(8.5)
Appreciation and other	10.3	7.9	6.2	1.5	0.2	1.1	—	27.2
AUM at December 31, 2011	$194.5	$75.7	$96.4	$74.1	$174.7	$48.9	$6.0	$670.3

(in billions)	Equity			Fixed-Income
for the three months ended March 31, 2011	Global/ International	United States	Hybrid	Tax-Free	Taxable Global/ International	Taxable United States	Cash Management	Total
AUM at January 1, 2011	$219.1	$77.0	$106.1	$71.4	$144.7	$45.9	$6.5	$670.7
Long-term sales	14.6	6.5	5.9	2.1	22.0	4.5	—	55.6
Long-term redemptions	(19.1)	(4.6)	(4.0)	(4.6)	(10.6)	(3.5)	—	(46.4)
Net exchanges	(0.2)	0.5	0.6	(1.0)	0.3	(0.4)	0.2	—
Net cash management	—	—	—	—	—	—	(0.8)	(0.8)
Net new flows	(4.7)	2.4	2.5	(3.5)	11.7	0.6	(0.6)	8.4
Reinvested distributions	0.2	—	0.8	0.5	0.9	0.3	—	2.7
Net flows	(4.5)	2.4	3.3	(3.0)	12.6	0.9	(0.6)	11.1
Distributions	(0.1)	—	(1.1)	(0.8)	(0.9)	(0.4)	—	(3.3)
Acquisitions	1.6	—	—	—	—	—	—	1.6
Appreciation (depreciation) and other	9.3	4.1	5.1	(0.1)	4.2	0.7	0.1	23.4
AUM at March 31, 2011	$225.4	$83.5	$113.4	$67.5	$160.6	$47.1	$6.0	$703.5

Franklin Resources, Inc. is a global investment management organization operating as Franklin Templeton Investments. Franklin Templeton Investments provides global and domestic investment management solutions managed by its Franklin, Templeton, Mutual Series, Fiduciary Trust, Darby and Bissett investment teams. The San Mateo, CA-based company has more than 60 years of investment experience and over $725 billion in AUM as of March 31, 2012. For more information about our company, please visit franklinresources.com.

Notes

1.	Net income represents net income attributable to Franklin Resources, Inc.

2.	Average AUM represents simple monthly average AUM.

3.
Nothing in this section shall be considered a solicitation to buy or an offer to sell a security to any person in any jurisdiction where such offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction. Franklin/Templeton Distributors, Inc., One Franklin Parkway, San Mateo, CA, is the funds' principal distributor and a wholly-owned subsidiary of Franklin Resources, Inc.

4.
Lipper rankings for Franklin Templeton U.S.-registered mutual funds are based on Class A shares. Franklin Templeton funds are compared against a universe of all share classes. Performance rankings for other share classes may differ. Lipper calculates averages by taking all the funds and share classes in a peer group and averaging their total returns for the periods indicated. Lipper tracks 155 peer groups of U.S. retail mutual funds, and the groups vary in size from 9 to 1,101 funds. Lipper total return calculations include reinvested dividends and capital gains, but do not include sales charges or expense subsidization by the manager. Results may have been different if these or other factors had been considered.

5.	The figures in the table are based on data available from Lipper© Inc. as of April 5, 2012 and are subject to revision.

6.
Of the eligible Franklin Templeton long-term mutual funds tracked by Lipper, 35, 27, 43 and 42 funds ranked in the top quartile and 28, 30, 24 and 21 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

7.
Of the eligible Franklin Templeton equity mutual funds tracked by Lipper, 15, 15, 19 and 13 funds ranked in the top quartile and 15, 9, 10 and 10 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

8.
Of the eligible Franklin Templeton non-money market fixed-income mutual funds tracked by Lipper, 20, 12, 24 and 29 funds ranked in the top quartile and 13, 21, 14 and 11 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

9.
Of the eligible Franklin equity mutual funds tracked by Lipper, 8, 10, 13 and 9 funds ranked in the top quartile and 12, 7, 7 and 6 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

10.
Of the eligible Templeton equity mutual funds tracked by Lipper, 2, 5, 4 and 2 funds ranked in the top quartile and 2, 2, 2 and 2 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

11.
Of the eligible Mutual Series equity mutual funds tracked by Lipper, 5, 0, 2 and 2 funds ranked in the top quartile and 1, 0, 1 and 2 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

12.
Of the eligible Franklin Templeton non-money market taxable fixed-income mutual funds tracked by Lipper, 2, 4, 5 and 4 funds ranked in the top quartile and 3, 5, 3 and 5 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

13.
Of the eligible Franklin Templeton non-money market tax-free fixed-income mutual funds tracked by Lipper, 18, 8, 19 and 25 funds ranked in the top quartile and 10, 16, 11 and 6 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

14.
In the quarter ended September 30, 2011, the Company discontinued the classification of a portion of the investment management fees earned by certain of its non-U.S. subsidiaries as sales and distribution fees. This presentation change does not represent a restatement of any previously published financial results. See the Company's Form 10-K for the fiscal year ended September 30, 2011 for additional information.

15.	International includes North America-based advisors serving non-resident clients.

Forward-Looking Statements

Statements in this press release regarding Franklin Resources, Inc. (“Franklin”) and its subsidiaries, which are not historical facts, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, words or phrases generally written in the future tense and/or preceded by words such as “will,” “may,” “could,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “estimate” or other similar words are forward-looking statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

These and other risks, uncertainties and other important factors are described in more detail in Franklin's recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations in Franklin's Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and Franklin's subsequent Quarterly Reports on Form 10-Q:

•
Volatility and disruption of the capital and credit markets, and adverse changes in the global economy, may significantly affect our results of operations and may put pressure on our financial results.

•	The amount and mix of our AUM are subject to significant fluctuations.

•	We are subject to extensive and complex, overlapping and frequently changing rules, regulations and legal interpretations.

•
Regulatory and legislative actions and reforms have made the regulatory environment in which we operate more costly and future actions and reforms could adversely impact our AUM, increase costs and negatively impact our profitability and future financial results.

•	Changes in tax laws or exposure to additional income tax liabilities could have a material impact on our financial condition, results of operations and liquidity.

•	Any significant limitation, failure or security breach of our software applications, technology or other systems that are critical to our operations could constrain our operations.

•
Our investment management business operations are complex and a failure to properly perform operational tasks or the misrepresentation of our products and services could have an adverse effect on our revenues and income.

•	We face risks, and corresponding potential costs and expenses, associated with conducting operations and growing our business in numerous countries.

•	We depend on key personnel and our financial performance could be negatively affected by the loss of their services.

•
Strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in our market share, revenues and income.

•	Changes in the third-party distribution and sales channels on which we depend could reduce our income and hinder our growth.

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Our increasing focus on international markets as a source of investments and sales of investment products subjects us to increased exchange rate and other risks in connection with our revenues and income generated overseas.

•	Poor investment performance of our products could affect our sales or reduce the level of AUM, potentially negatively impacting our revenues and income.

•	We could suffer losses in our revenues and income if our reputation is harmed.

•	Our future results are dependent upon maintaining an appropriate level of expenses, which is subject to fluctuation.

•	Our ability to successfully integrate widely varied business lines can be impeded by systems and other technological limitations.

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Our inability to successfully recover should we experience a disaster or other business continuity problem could cause material financial loss, loss of human capital, regulatory actions, reputational harm, or legal liability.

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Certain of the portfolios we manage, including our emerging market portfolios, are vulnerable to significant market-specific political, economic or other risks, any of which may negatively impact our revenues and income.

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Our revenues and income could be adversely affected if the terms of our management agreements are significantly altered or these agreements are terminated by the funds and other sponsored investment products we advise.

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Regulatory and governmental examinations and/or investigations, litigation and the legal risks associated with our business, could adversely impact our AUM, increase costs and negatively impact our profitability and/or our future financial results.

•	Our ability to meet cash needs depends upon certain factors, including the market value of our assets, operating cash flows and our perceived creditworthiness.

•	Our business could be negatively affected if we or our banking subsidiaries fail to remain well capitalized, and liquidity needs could affect our banking business.

•	We are dependent on the earnings of our subsidiaries.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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